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                                                                   EXHIBIT 99.04


                              [PROXY CARD PROPOSAL]

[FRONT]
PROXY

                               TITLE SOURCE, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE SPECIAL MEETING OF SHAREHOLDERS, DECEMBER 8, 1999

        The undersigned hereby appoints Daniel Gilbert, Jeffrey K. Eisenshtadt and Richard Chyette, and each of them, attorneys and proxies, each with full power of substitution and resubstitution, in the name, place and stead of the undersigned, to vote as proxy all the Common Shares, par value $0.01 per share, of the undersigned in Title Source, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on December 8, 1999 and at any and all adjournments thereof.

1. The approval and adoption of the Agreement and Plan of Merger, dated as of October 6, 1999, among Rock Financial Corporation, Intuit Inc., Merger Sub 1, Inc., Merger Sub 2 Inc. and Title Source, Inc. (included as Annex A to, and described in, the Proxy Statement relating to this Special Meeting)

            [ ]    FOR       [ ]   AGAINST      [ ]   ABSTAIN

2. In their discretion with respect to any other matters that may properly come before the meeting.

                 (Continued and to be signed on reverse side.)
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[BACK]

        THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED OR IF NO INSTRUCTION IS GIVEN. IF ANY OTHER MATTERS ARE PROPERLY PRESENTED AT THE MEETING FOR ACTION TO BE TAKEN THEREON, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON SUCH MATTERS BY THE PERSONS NAMED AS PROXIES HEREIN IN ACCORDANCE WITH THEIR BEST JUDGMENT.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        SIGNATURE: _____________________________

                                        Dated: ___________________________, 1999

                                        SIGNATURE: _____________________________

                                        Dated: ___________________________, 1999

                                        (IMPORTANT: PLEASE SIGN NAME EXACTLY AS
                                        IT APPEARS HEREON. EXECUTORS,
                                        ADMINISTRATORS, ATTORNEYS, GUARDIANS,
                                        TRUSTEES, ETC. SHOULD SO INDICATE WHEN
                                        SIGNING, GIVING FULL TITLE AS SUCH. IF
                                        SIGNER IS A CORPORATION, EXECUTE IN FULL
                                        CORPORATE NAME BY AUTHORIZED OFFICER. IF
                                        SHARES ARE HELD IN THE NAME OF TWO OR
                                        MORE PERSONS, ALL SHOULD SIGN.)